Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: business@state.wy.us

Max Maxfield, WY Secretary of State
FILED: 05/20/2011 10:18 AM
Original ID: 2011-000601911
Amendment ID: 2011-000980617

Profit Corporation
Articles of Amendment

1. Corporation name:

Diamond Information Institute Inc.

2. Article(s) I, IV is amended as follows:

Article I
Diamond Information Institute Inc. will further be known as Therapy Cells, Inc.

Article IV
See Attached

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

N/A

4. The amendment was adopted on 02/28/2011.
(Date – mm/dd/yyyy)

5. If the amendment was adopted by the incorporators or board of directors without shareholder approval, a statement that the amendment was duly approved by the incorporators or by the board of directors as the case may be and that shareholder approval was not required.

The amendment was duly approved by the board of directors. Shareholder approval was not required.

OR

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: business@state.wy.us

For Office Use Only

If approval was required by the shareholders, a statement that the amendment was duly approved by the shareholders in the manner required by this act and by the articles of incorporation.

N/A

Signature: [signature]

Print Name: Christopher Glover

Date: 05/02/2011
(mm/dd/yyyy)

Title: President

Contact Person:

Daytime Phone Number: Email:

Checklist

- ☐ ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- ☐ The Articles of Amendment may be executed by the Chairman of the Board, President or another of its officers.
- ☐ Please submit one **originally signed** document and one exact photocopy of the filing.

Article IV

The total number of voting common stock authorized that may be issued by the Corporation is 3,000,000,000 shares of common stock. Of which the Common is 2,800,000,000 with $0.0001 par value. Preferred total is 200,000,000 with $0.0001 par value (the total authorized Preferred will be 200,000,000 but only the below Series of Preferred have been set up to date with their own individual authorized limits. The total of ALL SERIES of Preferred cannot exceed 200,000,000).

	Current Issued	Authorized	Par Value
Preferred Series A	10	1,000,000	$0.0001
Preferred Series B	234,000	10,000,000	$0.0001
Preferred Series C	0	10,000,000	$0.0001
Preferred Series D	0	30,000,000	$0.0001

EXHIBIT A

AMENDMENT TO
CERTIFICATE OF INCORPORATION
OF
Therapy Cells Inc.

2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 28th day of February 2011:

RESOLVED THAT ARTICLE FOUR OF THE CERTIFICATE OF INCORPORATION BE AMENDED TO READ AS FOLLOWS:

Article 4. Classes and Shares Authorized. The Authorized capital stock of the corporation shall be 3,000,000,000 shares of stock consisting of 2,800,000,000 shares of Common Stock, par value $0.0001, and 200,000,000 shares of Preferred Stock, par value $0.0001. No stockholder shall have pre-emptive rights. The Shareholders by majority vote may determine or change the designation or number of shares, or the relative rights, preferences and limitations of the shares of Preferred Stock, or of any theretofore established class or series no shares of which have been issued.

(a) Designation of Series A Preferred Stock. One Million (1,000,000) shares of Series A Preferred Stock, par value $0.0001 per share, are authorized (the "Series A Preferred Stock").

(a)(1) Conversion Rights. This class of shares shall have no conversion rights.

(a)(2) Issuance. Shares of Series A Preferred Stock may only be issued as directed by a majority vote of the Shareholders.

(a)(2)(i) Price and Issuance. The initial price of each share of Series A Preferred Stock shall be $0.001. The Shares of Series A Preferred Stock may only be issued as directed by a majority vote of the Shareholders. Shares of Series A Preferred Stock may be issued to management or others recommended by the Board and approved by a majority vote of the shareholders.

(a)(3) Voting Rights. If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall have voting rights equal to four times the sum of: (i) the total number of shares of common stock which are issued and outstanding at the time of voting, plus (ii) the total number of shares of Series B, Series C and Series D Preferred Stocks which are issued and outstanding at the time of voting.

Each individual share of Series A Preferred Stock shall have the voting rights equal to four times the sum of: all shares of common stock issued and outstanding at time of voting + all shares of Series

B, Series C and Series D Preferred Stocks issued and outstanding at time of voting divided by the number of shares of Series A Preferred Stock issued and outstanding at the time of voting.

(a)(4) Dividends. The holders of Series A Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

(a)(5) Shares of Series A Preferred Stock are anti-dilutive to reverse splits and forward splits, and therefore are the same number as prior to the split.

(b) Designation of Series B Preferred Stock. Ten Million (10,000,000) shares of Series B Preferred Stock, par value $0.0001 per share, are authorized (the "Series B Preferred Stock").

(b)(1) Dividends. The holders of Series B Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

(b)(2) Liquidation Rights. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series B Preferred Stock, the holders of the Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to $1.00 per share(the "Preference Value"), plus all declared but unpaid dividends, for each share of Series B Preferred Stock held by them. After the payment of the full applicable Preference Value of each share of the Series B Preferred Stock as set forth herein, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Corporation's Series C, Series D and common stock in that order.

(b)(3) Conversion and Anti-Dilution. Each share of Series B Preferred Stock may be convertible, at any time by the respective holder, into the number of shares of the Corporation's common stock by multiplying the total value of shares of preferred series B stock by 1.5 times (the "Conversion Rate"). For example, assuming a total of 2000 shares of series B preferred stock times 1.5 would equal a total of Three Thousand Shares (3,000). Such conversion shall be deemed to be effective on the business day (the "Conversion Date") following the receipt by the Corporation of written notice from the holder of the Series B Preferred Stock of the holder's intention to convert the shares of Series B Stock, together with the holder's stock certificate or certificates evidencing the Series B Preferred Stock to be converted.

Promptly after the Conversion Date, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of common stock issuable to the holder pursuant to the holder's conversion of Series B Preferred Shares in accordance with the provisions of this Section. The stock certificate(s) evidencing the common stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Corporation. The common

stock shall be issued in the same name as the person who is the holder of the Series B Preferred Stock unless, in the opinion of counsel to the Corporation, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificate(s) of common stock are so registered shall be treated as a holder of shares of common stock of the Corporation on the date the common stock certificate(s) are so issued.

All shares of common stock delivered upon conversion of the Series B Preferred Shares as provided herein shall be duly and validly issued and fully paid and nonassessable. Effective as of the Conversion Date, such converted Series B Preferred Shares shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of common stock issuable upon such conversion.

(b)(4) The Corporation covenants that, within 30 days of receipt of a conversion notice from any holder of shares of Series B Preferred Stock wherein which such conversion would create more shares of common stock than are authorized, the Corporation will increase the authorized number of shares of common stock sufficient to satisfy such holder of shares of Series B submitting such conversion notice.

(b)(5) Shares of Series B Preferred Stock are anti-dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of shares of common stock after the reverse split as would have been equal to the ratio established in Section (b)(3) above prior to the reverse split. The conversion rate of shares of Series B Preferred Stock, however, would increase proportionately in the case of forward splits, and may not be diluted by a reverse split following a forward split.

(b)(6) Voting Rights. Each share of Series B Preferred Stock shall have ten votes for any election or other vote placed before the shareholders of the Corporation.

(b)(7) Price and Issuance. The initial price of each share of Series B Preferred Stock shall be $2.50. The price of each share of Series B Preferred Stock may only be changed through a majority vote of the Shareholders of the corporation.

Shares of Series B Preferred Stock may be issued either (i) to persons in exchange for the cancellation and retirement of debt held by such persons, as approved by the Board, or (ii) in exchange for shares of Preferred Stock of the Corporation held prior to the adoption of this amendment to the Certificate of Incorporation, at the sole election of the holder(s) of such shares, and without approval needed from the Board, but at the exchange rate as set by the Board, which rate shall not be different amongst such holder(s).

(b)(8) Lock-Up Restrictions on Conversion. Shares of Series B Preferred Stock may not be converted into shares of common stock for a period of: a) six (6) months after purchase, if the Corporation voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934; or b) twelve (12) months if the Corporation does not file such public reports.

(c) Designation of Series C Preferred Stock. Ten Million (10,000,000) shares of Series C Preferred Stock, par value $0.0001 per share, are authorized (the "Series C Preferred Stock").

(c)(1) Issuance. Shares of Series C Preferred Stock may be issued to holders of debt of the Corporation, as determined by a majority vote of the Board of Directors, or others, as determined by a majority vote of the Board of Directors, or in exchange for shares of Preferred Stock of the Corporation held prior to the adoption of this amendment to the Certificate of Incorporation, at the sole election of the holder(s) of such shares, and without approval needed from the Board, but at the exchange rate as set by the Board, which rate shall not be different amongst such holder(s).

(c)(2) Dividends. The holders of Series C Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

(c)(3) Liquidation Rights. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series C Preferred Stock, the holders of the Series C Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to $1.00 per share (the "Preference Value"), plus all declared but unpaid dividends, for each share of Series C Preferred Stock held by them. After the payment of the full applicable Preference Value of each share of the Series C Preferred Stock as set forth herein, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Corporation's Series D Preferred Stock and common stock in that order.

(c)(4) Conversion and Anti-Dilution. Each share of Series C Preferred Stock shall be convertible, at any time, and/or from time to time, into 40 shares of the Corporation's common stock or as determined by the Board from time to time. Such conversion shall be deemed to be effective on the business day (the "Conversion Date") following the receipt by the Corporation of written notice from the holder of the Series C Preferred Stock of the holder's intention to convert the shares of Series C Stock, together with the holder's stock certificate or certificates evidencing the Series C Preferred Stock to be converted.

Promptly after the Conversion Date, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of common stock issuable to the holder pursuant to the holder's conversion of Series C Preferred Shares in accordance with the provisions of this Section. The stock certificate(s) evidencing the common stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Corporation. The common stock shall be issued in the same name as the person who is the holder of the Series C Preferred Stock unless, in the opinion of counsel to the Corporation, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificate(s) of common stock are so registered shall be treated as a holder of shares of common stock of the Corporation on the date the common stock certificate(s) are so issued.

All shares of common stock delivered upon conversion of the Series C Preferred Shares as provided herein shall be duly and validly issued and fully paid and nonassessable. Effective as of the Conversion Date, such converted Series C Preferred Shares shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of common stock issuable upon such conversion.

The Corporation covenants that, within 30 days of receipt of a conversion notice from any holder of shares of Series C Preferred Stock wherein which such conversion would create more shares of common stock than are authorized, the Corporation will increase the authorized number of shares of common stock sufficient to satisfy such holder of shares of Series C submitting such conversion notice.

Shares of Series C Preferred Stock are anti-dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of shares of common stock after the reverse split as would have been equal to the ratio established in Section (c)(4) above prior to the reverse split. The conversion rate for shares of Series C Preferred Stock, however, would increase proportionately in the case of forward splits, and may not be diluted by a reverse split following a forward split.

(c)(5) Voting Rights. Each share of Series C Preferred Stock shall have one vote for any election or other vote placed before the shareholders of the Corporation.

(c)(6) Price. The initial price of each share of Series C Preferred Stock shall be $10.00. The price of each share of Series C Preferred Stock may be changed either through a majority vote of the Board of Directors through a resolution at a meeting of the Board, or through a resolution passed at an action without meeting of the unanimous Board, until such time as a listed secondary and/or listed public market develops for the shares.

(c)(7) Lock-Up Restrictions on Conversion. Shares of Series C Preferred Stock may not be converted into shares of common stock for a period of: a) six (6) months after purchase, if the Corporation voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934; or b) twelve (12) months if the Corporation does not file such public reports.

(d) Designation of Series D Preferred Stock. Thirty (30,000,000) Million shares of Series D Preferred Stock, par value $0.0001 per share, are authorized (the "Series D Preferred Stock"). Shares of Series D Preferred Stock may only be issued by a majority vote of the shareholders.

(d)(1) Dividends. The holders of Series D Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

(d)(2) Liquidation Rights. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series D Preferred Stock, the holders of the Series

D Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to $2.50 per share (the "Preference Value"), plus all declared but unpaid dividends, for each share of Series D Preferred Stock held by them. After the payment of the full applicable Preference Value of each share of the Series D Preferred Stock as set forth herein, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Corporation's common stock.

(d)(3) Conversion and Anti-Dilution. Each share of Series D Preferred Stock may be convertible, at any time, by the respective holder, into the number of shares of the corporations common stock equal to the price of the series D preferred stock as stated in this amendment to the articles of incorporation, divided by the current trading price on the date of conversion, or as determined by the Board from time to time (the "Conversion Rate"). Such conversion shall be deemed to be effective on the business day (the "Conversion Date") following the receipt by the Corporation of written notice from the holder of the Series D Preferred Stock of the holder's intention to convert the shares of Series D Stock, together with the holder's stock certificate or certificates evidencing the Series D Preferred Stock to be converted.

Promptly after the Conversion Date, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of common stock issuable to the holder pursuant to the holder's conversion of Series D Preferred Shares in accordance with the provisions of this Section. The stock certificate(s) evidencing the common stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Corporation. The common stock shall be issued in the same name as the person who is the holder of the Series D Preferred Stock unless, in the opinion of counsel to the Corporation, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificate(s) of common stock are so registered shall be treated as a holder of shares of common stock of the Corporation on the date the common stock certificate(s) are so issued.

All shares of common stock delivered upon conversion of the Series D Preferred Shares as provided herein shall be duly and validly issued and fully paid and non-assessable. Effective as of the Conversion Date, such converted Series D Preferred Shares shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of common stock issuable upon such conversion.

(d) (4) The Corporation covenants that, within 10 days of receipt of a conversion notice from any holder of shares of Series D Preferred Stock wherein which such conversion would create more shares of common stock than are authorized, the Corporation will increase the authorized number of shares of common stock sufficient to satisfy such holder of shares of Series D submitting such conversion notice.

(d) (5) Shares of Series D Preferred Stock are anti-dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of shares of common stock after the reverse

split as would have been equal to the ratio established in Section (d)(3) above prior to the reverse split. The conversion rate for shares of Series D Preferred Stock, however, would increase proportionately in the case of forward splits, and may not be diluted by a reverse split following a forward split.

(d)(6) Voting Rights. Each share of Series D Preferred Stock shall have ten votes for any election or other vote placed before the shareholders of the Corporation.

(d)(7) Price and Issuance. The initial price of each share of Series D Preferred Stock shall be $2.50. The price of each share of Series D Preferred Stock issued may not be changed until such time as a listed secondary and/or listed public market develops for the shares. Series D preferred stock can only be issued by a majority vote of the shareholders.

(d)(7) Lock-Up Restrictions on Conversion. Shares of Series D Preferred Stock may not be converted into shares of common stock for a period of: a) six (6) months after purchase, if the Corporation voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934; or b) twelve (12) months if the Corporation does not file such public reports.

Secretary

EHIBIT B

AMENDMENT TO
CERTIFICATE OF INCORPORATION
OF
Therapy Cells Inc.

RESOLVED THAT ARTICLE EIGHT OF THE CERTIFICATE OF INCORPORATION BE AMENDED TO READ AS FOLLOWS:

8. Other provisions:

The names and addresses of the Board of Directors shall be as filed with the Wyoming Secretary of State.

Secretary